SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 19, 2000

                           ONE WORLD ONLINE.COM, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

            33-16757                                87-0411771
    (Commission file number)               (IRS employer identification no.)

        4778 North 300 West, Suite 200, Provo, Utah           84604
         (Address of principal executive offices)           (Zip code)


                                 (801) 852-3540
              (Registrant's telephone number, including area code)


                   This document contains a total of 11 pages.

Item 1. Changes in Control of Registrant

         On May 19, 2000, One World Online.Com, Inc. (the "Company") filed a Certificate of Designation with the Nevada Secretary of State creating Series A Convertible Preferred Stock (the "Series A Preferred Stock") and designating 300,000 shares as Series A Preferred Stock. On or about May 22, 2000, the Company issued a total of 100,000 shares of Series A Convertible Preferred Stock each (300,000 shares total) to an entity controlled by David N. Nemelka, President and Chief Executive Officer of the Company, an entity controlled by Kelly M. Thayer, Chairman of the Company and an entity controlled by David R. Nemelka, the father of David N. Nemelka. The Series A Preferred Stock was issued in consideration for nine hundred thousand dollars ($900,000). Three hundred thousand dollars ($300,000) of the subscription price was paid on or before May 22, 2000. The remaining six hundred thousand dollars ($600,000) of the subscription price is due on or about May 22, 2003, together with interest at the rate of eight percent (8%) per annum. The funds used by the purchasers to acquire the Series A Preferred Stock are anticipated to come from personal funds of the purchasers. The issuance of the Series A Preferred Stock was approved by written consent of the holders of 8,214,500 of the 15,475,000 outstanding shares of the Company's common stock on May 10, 2000.

         All of the Series A Preferred Stock has been or will be contributed to the OWOL Founders Voting Trust. The beneficiaries of the OWOL Founders Voting Trust are David N. Nemelka, Kelly M. Thayer and an entity with which David R. Nemelka is affiliated and controls. Except as otherwise required by applicable law, all voting rights of the Company are vested in and exercised by the holders of the common stock and Series A Preferred Stock, voting as a single group, with each share of common stock being entitled to one (1) vote and each of the Series A Preferred shares being entitled to one hundred (100) votes.

         As a result, the OWOL Founders Voting Trust effectively has voting control of the Company with respect to all matters submitted to the vote of the stockholders. The concentration of voting control may also have the effect of impeding a non-negotiated change in control which result may or may not benefit stockholders. In addition, stockholders may be disadvantaged in the event matters are put to the stockholders for approval and the interests of the holder(s) of the Series A Preferred Stock are not similar to the interests of the stockholders generally.

         The following table sets forth the percentage of voting securities of the Company now beneficially owned directly or indirectly by the OWOL Founders Voting Trust and its beneficiaries. As of May 22, 2000, the Company had 15,775,000 voting securities outstanding, comprised of 15,475,000 shares of common stock and 300,000 shares of Series A Preferred Stock. The combined common and Series A Preferred shares outstanding as of May 22, 2000 allowed for a total of 45,475,000 votes to be cast at a stockholders meeting.

                                                                                Percentage of Total Votes
                                        Percentage Of Voting Securities      Beneficial Owner is Entitled to
 Name Of Beneficial Owner                  Beneficially Owned (1)            Cast at Stockholders Meeting (1)
 ------------------------                  ----------------------            --------------------------------
OWOL Founders Voting Trust(2)                         1.9%                                66.0%
Kelly M. Thayer (3)                                  11.0%                                 3.8%
David N. Nemelka (4)                                 12.8%                                 4.4%
David R. Nemelka (5)                                  1.7%                                  .6%
---------------

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)      Comprised of 300,000 shares of Series A Preferred Stock.

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

(3) Comprised of 1,731,167 shares of common stock. This total includes 214,500 shares of common stock that are owned by Mr. Thayer's wife, 16,667 shares of common stock owned by an affiliate of Mr. Thayer that are issuable upon conversion of an outstanding promissory note and 1,500,000 of 3,000,000 shares that are owned by D.K. Enterprises, LLC, a Utah limited liability company ("DKE") which is owned one-half by Mr. Thayer and one-half by David N. Nemelka. The 3,000,000 shares owned by DKE are subject to an agreement whereby 750,000 shares shall be distributed to Mr. Thayer and 750,000 shares shall be distributed to David N. Nemelka on June 1, 2000, subject to them remaining as either an officer or director of the Company, and the balance of the shares to be distributed in like manner on June 1, 2001, subject to the same condition. Does not include shares owned by OWOL Founders Voting Trust that are reported separately in the table. Does not include 1,500,000 shares of common stock held by the One World Online Charitable Foundation for which organization Mr. Thayer acts as a trustee, but disclaims beneficial ownership.
(4) Comprised of 2,020,333 shares of common stock. This total includes 500,000 shares that are owned by Mr. Nemelka's wife, 2,000 shares of common stock that are held by an affiliate of Mr. Nemelka and 18,333 shares of common stock owned by Mr. Nemelka and an affiliate of Mr. Nemelka that are issuable upon conversion of an outstanding promissory note. Also includes 1,500,000 shares that are owned by DKE, as described in note 2 above. Does not include shares of common stock owned by OWOL Founders Voting Trust that are reported separately in the table. Does not include shares for which Mr. Nemelka disclaims beneficial ownership that are held by Bateman Dynasty, LC. The Bateman Dynasty, LC, is a private limited liability company owned by the Bateman Dynasty Trust, of which Brenda M. Hall is the trustee. Lynn Bateman, the father-in-law of David N. Nemelka, is the sole manager of the Bateman Dynasty, LC that is deemed to have sole voting and dispositive powers with respect the shares of common stock it holds. The children of David N. Nemelka are the beneficiaries of the trust.
(5)      Comprised of 267,500 shares of common stock that are owned by Mr. David
         R. Nemelka's wife and children. Does not include shares owned by OWOL Founders Voting Trust that are reported separately in the table. Does not include 1,500,000 shares of common stock held by the One World Online Charitable Foundation; 1,525,000 shares of common stock owned by the One World Thru Youth Foundation or 500,000 shares of common stock owned by the One World Online University for which organizations Mr. Nemelka acts as a trustee, but disclaims beneficial ownership.

         The holders of the Series A Preferred Stock do not have preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Stock is not be subject to any sinking fund or other obligations of the Company to redeem or retire the Series A Preferred Stock. No dividends will be paid or accrue on the Series A Preferred Stock, unless declared by the Board of Directors.

         The Series A Preferred Stock ranks, with respect to rights on liquidation, on parity with the common stock and with all future series of preferred stock established on or after the date hereof by the Board of Directors which does not expressly provide that it ranks senior to or junior to the Series A Preferred Stock as to rights on liquidations, winding-up and dissolution. Neither the sale or transfer of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding up of the Company.

         The Series A Preferred Stock is convertible into common stock at the option of the holder in whole or in part at any time. The Series A Preferred Stock is convertible into common stock at a conversion rate of one share of Series A Preferred Stock for one share of common stock, subject to certain adjustments.

         If any transaction shall occur, including without limitations (i) any recapitalization or reclassifications of shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the common stock),
(ii) any consolidation or merger of the Company with or into another entity or any merger of another entity into the Company (other than a merger that does not result in a reclassifications, conversion, exchange or cancellation of common stock), (iii) any sale or transfer of all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to which any holders of common stock shall be entitled to receive other securities, cash or other

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

property, then appropriate provisions shall be made so that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holders of the number of shares of common stock issuable upon conversion of such Series A Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

         The Registrant is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Registrant.

Item 5. Other Events.

         On or about May 22, 2000, the Company entered into employment agreements with Mr. David N. Nemelka, the Company's President and CEO, and Mr. Kelly M. Thayer, the Company's Chairman, (collectively, the "Senior Executives"). In general terms these agreements provide that (i) the Senior Executives are employed on an "at will" basis; (ii) the Senior Executives each receive a salary of $144,000 per year; (iii) Mr. Nemelka receive a $144,000 signing bonus in cash or stock at his discretion; (iv) the Senior Executives are each entitled to a quarterly bonus equal to (a) One and One-Half percent (1.5%) of Shared Revenue as that term is defined in the Company's IMC Compensation Plan, plus (b) Two Percent (2%) of all funds received by the Company as payment for community account membership renewal fees which bonuses, if any, shall be
(y) reduced by the amount of the base salary to which the Senior Executive was entitled during the quarterly period in question and (z) payable only to the extent that during the quarterly period in question the Company has positive cash flow from operating activities both before and after the payment of the bonus; (v) the Senior Executives shall be included to the extent eligible thereunder in any and all plans pursuant to which the Company may provide general benefits for the Company's employees; (vi) the Senior Executives will be reimbursed for all reasonable and necessary out-of-pocket expenses incurred by the Senior Executive in the performance of his Company duties; (vii) the Senior Executives receive severance pay in the event of termination that is not "for cause," as set forth in the employment agreements (including payments for life in the event of termination as a result of a disability); and (viii) that the Senior Executives are subject to various provisions restricting use of confidential information, vesting, ownership rights to certain proprietary information in the Company, and restricting competition with to Company or solicitation of Company customers or employees.

         The Company has also entered into a Consulting Agreement with David R. Nemelka that is substantially similar to the employment arrangements with the Senior Executives, except that he did not receive a signing bonus on execution of the consulting agreement. Mr. David R. Nemelka has represented to the Company that it is his intention to assign the economic benefits of the consulting agreement to one or more charitable organizations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a.       Financial Statements of Businesses Acquired.

                  Not applicable.

b.       Pro Forma Financial Information.

                  Not applicable.

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

c.       Exhibits.

       Number                                                   Description

         3(i)*    Certificate of Designation of Series A Convertible Preferred
                  Stock

         10.1* Form of Subscription Agreement Used in Connection with Series A Convertible Preferred Stock Sales

         10.2*    Co-Founder Executive Employment Agreement with David N.
                  Nemelka

         10.3*    Co-Founder Executive Employment Agreement with Kelly M. Thayer

         10.4     Co-Founder Consulting Agreement with David R. Nemelka

* Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ONE WORLD ONLINE.COM, INC.




Date: June 13, 2000                       By   /s/ David N. Nemelka
                                              ----------------------------------
                                              David N. Nemelka
                                              President, Chief Executive Officer
                                              and Director

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